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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-87014) pertaining to the Teledyne Technologies Incorporated ("TDY") 2002 Stock Incentive Plan, Registration Statement (Form S-8 No. 333-94739) pertaining to the TDY 1999 Incentive Plan, Registration Statement (Form S-8 No. 333-46630) pertaining to the TDY 1999 Incentive Plan, Registration Statement (Form S-8 No. 333-91781) pertaining to the TDY Executive Deferred Compensation Plan, Registration Statement (Form S-8 No. 333-91787) pertaining to the TDY Employee Stock Purchase Plan, Registration Statement (Form S-8 No. 333-104712) pertaining to the TDY Non-Employee Director Stock Compensation Plan, Registration Statement (Form S-8 No. 333-91791) pertaining to the TDY Non-Employee Director Stock Compensation Plan, Registration Statement (Form S-8 No. 333-91785) pertaining to the Teledyne 401(k) Plan and Registration Statement (Form S-8 No. 333-33878) pertaining to the TDY 401(k) Plan, of our report dated January 27, 2004, with respect to the consolidated financial statements and schedule of Teledyne Technologies Incorporated included in the Annual Report (Form 10-K) for the year ended December 28, 2003.

                              /s/ Ernst & Young LLP

Los Angeles, California
March 2, 2004